EXCHANGE AGREEMENT

     THIS EXCHANGE AGREEMENT (this "Agreement") is made as of the 3rd day of June, 2003 by and between U.S. Energy Corp.(the "Company" or "USEG") and
                             ("Holder").
----------------------------

     WHEREAS, pursuant to that certain Subscription Agreement, dated as of the date hereof, by and between Holder, Rocky Mountain Gas, Inc. ("RMG") and USEG, Holder agreed to purchase, on the terms and conditions described therein, (i)
44,444 shares of RMG common stock at a price of $2.25 per share (the "RMG Shares") for an aggregate purchase price of $100,000.00, (ii) warrants to purchase up to 8,333 shares of RMG common stock (the "RMG Warrant") and (iii) warrants to purchase up to 6,250 shares of USEG common stock (the "USEG Warrant" and, together with the RMG Shares and the RMG Warrant, the "Securities"); and

     WHEREAS, the parties hereto have agreed that the RMG Shares shall be exchangeable for shares of USEG common stock ("USEG Common Stock") as provided for in this Agreement.

     NOW THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

     1.     Exchange.
            --------

          a.   Optional  Exchange.  Upon the terms and subject to the conditions
               ------------------
set forth herein, each of the RMG Shares then outstanding may, at the option of Holder, be exchanged at any time, and from time to time, into fully-paid and nonassessable shares of USEG Common Stock (each, an "Exchange"); provided, however, that there shall be no more than three such Exchanges, which may be twice in amounts of 14,814 Shares and once for 14,815 Shares, or other amounts at Holder' election, so long as there are no more than three Exchanges. Shares of RMG common stock issued upon exercise of the RMG Warrant will not be exchangeable for shares of USEG Common Stock.

          b.   Expiration  of Exchange Rights. If the Market Price (as that term
               ------------------------------
is defined herein) exceeds $7.50 per share for twenty (20) consecutive business days, Holder may, at her option, notify USEG of that fact, whereupon Holder' right to effectuate an Exchange will expire if not exercised within twenty (20) business days after Holder provides such notice to USEG.

          c.   USEG Common Stock Issuable Upon Exchange. The number of shares of
               ------------------------------------------
USEG Common Stock that Holder shall be entitled to receive upon an Exchange shall be equal to the quotient obtained by dividing (i) the Exchange Value of the RMG Shares being exchanged (determined as provided in Section 1(d) below) by
(ii) the Exchange Rate then in effect (determined as provided in Section 1(e) below).

          d.   Exchange  Value.  The "Exchange Value" of any RMG Shares that are
               ---------------
the subject of an Exchange shall be equal to the product of (i) the number of RMG Shares being exchanged by (ii) the Effective Purchase Price (as that term is defined in the Exchange Agreement) in effect at the time of such Exchange.

          e.   Exchange  Rate.  The  "Exchange Rate" with respect to an Exchange
               --------------
shall be equal to the product of (i) the Market Price for each of the five (5) consecutive business days prior to such Exchange multiplied by (ii) 0.85;
provided, however, that if the Exchange Rate with respect to any Exchange calculated pursuant to this paragraph (d) exceeds $5.00, then the Exchange Rate with respect to such Exchange shall be deemed to be equal to $5.00.

          f.   Market  Price.
               -------------

               (1) If shares of USEG Common Stock are listed on a national securities exchange, are admitted to unlisted trading privileges on such an exchange, or are listed for trading on a trading system of The Nasdaq Stock Market, Inc., then the "Market Price" shall be the last reported sale price of shares of USEG Common Stock during normal business hours on such an exchange or system; or

               (2) If shares of USEG Common Stock are not so listed on such exchange or system or admitted to unlisted trading privileges, then the "Market Price" shall be the average of the last reported bid prices during normal business hours reported by the National Quotation Bureau, Inc.; or

               (3) If shares of USEG Common Stock are not so listed or admitted to unlisted trading privileges and if bid and asked prices are not so reported, then the "Market Price" shall be an amount, not less than book value, determined in such reasonable manner as may be mutually agreed upon by the board of directors of the Company and Holder.

          g.   Mechanics  of  Exchange. The rights of Exchange set forth Section
               -----------------------
1(a) shall be exercised by Holder giving written notice (the "Exchange Notice") to USEG that Holder elects to effectuate an Exchange. Upon Holder' giving of an Exchange Notice, Holder will surrender to USEG the certificate or certificates (the "Exchange Certificates") representing the RMG Shares being exchanged, duly endorsed in blank or accompanied by an effective stock power; provided, however, that the failure of the holder to surrender the required Exchange Certificates shall not render ineffective any such Exchange and, in such event, the RMG Shares that are the subject of such Exchange shall thereafter be deemed no longer to be outstanding and to represent only the right to receive a certificate or certificates for shares of USEG Common Stock upon surrender of the Exchange Certificates as provided in Section 1(g)(2).

               (1) Each Exchange Notice shall include a statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of USEG Common Stock shall be issued, and shall be given to the Company at its principal office at any time during its usual business hours on the date set forth in such notice.

               (2) Within three (3) business days after the receipt by the Company of an Exchange Notice pursuant to an Optional Exchange and surrender of the Exchange Certificates, the Company shall cause to be issued and delivered to Holder or her designee a certificate or certificates for the number of whole shares of USEG Common Stock issuable upon such Exchange. The certificates for such USEG Common Stock shall be registered in such name or names as Holder may direct, subject to compliance with applicable laws to the extent such designation shall involve a transfer.

               (3) To the extent permitted by law, each Exchange shall be deemed to have been effected, and the Exchange Rate shall be determined, as of the close of business on the date on which an Exchange Notice is sent by Holder.

          h.   Fractional  Shares.  If any Exchange would result in the issuance
               ------------------
of any fractional shares of USEG Common Stock, the Company shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Market Price on the date of exchange.

          i.   Balance  Certificates.  In  the event some but not all of the RMG
               ---------------------
Shares are not exchanged pursuant to an Exchange, USEG shall cause RMG to execute and deliver to or on the order of Holder, at the expense of RMG, a new certificate representing the number of RMG Shares which were not exchanged.

          j.   Lost  Certificates.  Upon  receipt  by  the  Company  of evidence
               ------------------
satisfactory to it of the loss, theft, destruction or mutilation of any certificates for RMG Shares, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of any certificates for RMG Shares, if mutilated, the Company will execute and deliver one or more new certificates of like tenor and date.

     2.     Registration  Covenant.
            ----------------------

          a. Holder enters into this Agreement in reliance upon the Company's assurance of providing to Holder the benefits of a registration statement and the prospectus to be contained therein, to permit Holder to sell all shares of USEG Common Stock issuable upon an exchange or an exercise of the Securities under circumstances involving a public offering, as soon as reasonably practicable after such exchange or exercise. To that end, the Company covenants and agrees with Holder that the Company shall, on behalf of Holder, (1) under
Section 6 of the Securities Act of 1933, as amended (the "Act"), file, within thirty (30) days of the date hereof, a registration statement on Form S-3 (a "Registration Statement") with (and use its best efforts to cause such registration statement to be declared effective as promptly as practicable by) the United States Securities and Exchange Commission (the "SEC"), to permit offers and sales involving a public offering (as such term is interpreted by the SEC) under Section 5 of the Act by Holder of the Registrable Shares (as that term is defined herein) in accordance with this Agreement; provided, however, that if Form S-3 is not available at that time, then the Company shall file a registration statement on such form then available to effect a registration of the Registrable Shares, subject to the consent of Holder, which consent will not be unreasonably withheld; and (2) qualify such offers and sales of the Registrable Shares under the securities laws of the state of residence of Holder. The Registration Statement under clause (1) above may be only for Holder' Registrable Shares, or may be for Holder' Registrable Shares and also for shares registered for resale by other persons.

          b. For purposes of this Agreement, "Registrable Shares" means any and all shares of USEG Common Stock that are issued or are issuable pursuant to the Subscription Agreement, the Warrants or this Agreement. The number of Registrable Shares shall initially be set at 100,000, based upon an assumed Exchange Rate of approximately $1.00. In the event that, from time to time, the number of shares USEG Common Stock issued or issuable upon Exchange of Shares pursuant to Section 1 hereof and upon exercise of the USEG Warrant exceeds the number of Registrable Shares previously registered under this Section 2, the Company shall file with the SEC, as soon as practicable, one or more additional registration statements contemplated by paragraph (a) above (each, in addition to the Registration Statement referred to in paragraph (a) above, a "Registration Statement") to increase the number of Registrable Shares such that a sufficient number of shares are registered to cover all shares of USEG Common Stock issued or issuable upon such Exchange or exercise. In the event that the number of shares of USEG Common Stock issued upon the completed Exchange of all of the Shares is less than the number of shares of USEG Common Stock previously registered under Section 6 of the Act, the number of shares of USEG Common Stock representing such difference may, at the option of the Company, be deregistered by filing an amendment to the Registration Statement with the SEC.

          c. If after the date hereof the Company issues additional shares of USEG Common Stock to which Holder is entitled as a result of a stock split, stock dividend, recapitalization, combination or similar event, the Company's registration covenant contained in this Section 2 shall extend to and cover such additional shares of USEG Common Stock received by Holder.

          d. In furtherance of implementing such covenant, the Company and Holder agree that:

               (1) The Company shall pay all expenses of registration, including filing fees, printing fees, fees and costs of counsel, fees and costs of the Company's audit firm incurred in review of and providing consent to filing of the Registration Statement, and qualification fees (and associated costs of counsel) of the sale of the Registrable Shares under the laws of the state where Holder resides. The Company shall not pay commissions owed on sale of the Registrable Shares.

               (2) Holder shall provide the Company with all information reasonably required by the Company to comply with the rules and regulations of the SEC in respect of information about Holder to be included in the initial filing of the Registration Statement on Form S-3, and thereafter for so long as the Registration Statement is effective under paragraph (4) below.

               (3) The Company shall prepare and file the Registration Statement with the SEC within thirty (30) days of the date hereof. The Company shall provide to counsel for Holder pre-filing drafts of the initial Registration Statement, all comments received from the staff of the SEC concerning such filing and drafts of any subsequent amendments or supplements to the Registration Statements on a pre-filing basis. The Company shall use its best efforts to respond to any comments from the staff as soon as practicable, by filing amendments to the Registration Statement or otherwise, with the objective of having the Registration Statement declared effective as soon as practicable after initial filing. The Company shall inform Holder in writing, through counsel, of the Registration Statement's effective date when granted, and of the effective date of qualification for offer and sale of the Registrable Shares by the securities law administrator of the state wherein Holder resides. The Company also shall register and qualify the Registrable Shares under applicable state securities laws and list such Registrable Shares on The Nasdaq Stock Market National Market if shares of the Company's common stock are so listed at the time the Registration Statement becomes effective, and take such other actions as are reasonable or necessary to comply with the requirements of the Act and the regulations thereunder, or the reasonable request of Holder, with respect to the registration and distribution of the Registrable Shares.

               (4) The Company shall maintain the effectiveness of the Registration Statement and the current and complete status of the related prospectus, at its sole expense, until the earlier of the sale of all Registrable Shares by Holder or other persons pursuant to paragraph (5) below, subject to the provisions of paragraph (a) above.

               (5) The registration covenant is only for the benefit of Holder, and such other persons who may come to own the Registrable Shares prior to the effective date of the Registration Statement, provided subsequent owners have become such in compliance with the Act to be established to the reasonable satisfaction of the Company.

     3.     Indemnification.
            ---------------

           a.   By Holder. Holder agrees  to indemnify and hold  harmless  USEG,
                ---------  ------
and each other person who controls USEG within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any materially false or misleading representation or information made by Holder
                                                                          ------
to the Company in connection with information or representations furnished by Holder expressly for use in connection with the Registration Statement.

          b.   By  USEG.  USEG agrees to indemnify and hold harmless Holder, and
               --------
each other person who controls Holder within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation which is commenced or threatened or any claim whatsoever) arising out of or based upon any materially false or misleading statement or any misrepresentation or untrue statement made by the Company in the Registration Statement. However, this indemnification shall not extend to and shall not cover any loss, liability, claim, damage or expense in connection with any materially false or misleading statement, misrepresentation or untrue statement made in reliance upon and in conformity with written information furnished to USEG by Holder which is specifically intended by Holder for use in the preparation of the Registration Statement or the preliminary prospectus or prospectus to be contained therein.

          c.   Procedures.  Promptly after receipt by an indemnified party under
               ----------
this Section 3 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this Section 3, such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel at its own expense (except as specifically provided below). The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 3 unless and to the extent that the indemnifying party is actually prejudiced thereby, but in no event shall it relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this Section 3. Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within sixty
(60) days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder, but in such event such amounts shall be immediately refunded). Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties. No indemnifying party shall be liable to an indemnified party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

          d.   Contribution.  If  the indemnification required by this Section 3
               ------------
from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this Section 3, (i) the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (x) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party or parties on the other or (y) if the allocation provided by clause (x) is not permitted by applicable law, in such proportion as to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party or parties on the other, but also the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such materially false or misleading representation, warranty or other information; and (ii) USEG and Holder agree that it would not be just and equitable if contribution pursuant to this Section 3(d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 3(d)(i) hereof. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligations of the Company and the Subscriber under this Section 3 shall survive the completion of any offering of securities pursuant to the Registration Statement.

     4.     Rule  144;  Exchange  Act Filings.  The Company covenants and agrees
            ---------------------------------
that it will file as and when applicable, on a timely basis, all reports required to be filed by it under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). If, for any reason the Company is not required to file reports pursuant to the Exchange Act, the Company shall at the request of Holder make publicly available the information specified in subparagraph (c)(2) of Rule 144 of the Act, and take such further action as may be reasonably required from time to time and as may be within the reasonable control of the Company, to enable Holder to transfer the Securities to a transferee without registration under the Act within the limitation of the exemptions provided by Rule 144 under the Securities Act or any similar rule or regulation hereafter adopted by the Commission. The Company further covenants and agrees that it will furnish to Holder so long as Holder owns the Securities, promptly upon request,
(i) a written statement by the Company as to the status of its compliance with the reporting requirements of Rule 144, the Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit Holder to sell such Securities pursuant to Rule 144 without registration.

     5.     Modification.  Neither  this Agreement  nor  any  provisions  hereof
            ------------
shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of any modification, discharge or termination is sought.

     6.     Legend.  Each  certificate representing  the  shares of  USEG Common
            ------
Stock issuable upon exchange of the Shares or exercise of the USEG Warrant, as the case may be, will be imprinted with a legend in substantially the following form:

     "THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED OR OFFERED FOR SALE OR TRANSFER UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES IS THEN IN EFFECT, OR IN AN OPINION OF COUNSEL OF THE REGISTERED OWNER AND ADDRESSED TO THE ISSUER AND IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED."

     7.     Notices.  All  notices  required  to  be given to any of the parties
            -------
hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when presented personally to such party or sent by certified or registered mail, return receipt requested, to such party at its address set forth below:

     If  to  the  Company:             U.S.  Energy  Corp.
     --------------------
                                       877  North  8th  West
                                       Riverton,  Wyoming  82501
                                       Attn:  Keith  Larsen
                                       Fax:  307-857-3050

     With  a  copy  to:                The  Law  Offices of  Stephen  E.  Rounds
     -----------------
                                       1544  York  Street,  Suite  110
                                       Denver,  Colorado  80206
                                       Attn:  Stephen  E.  Rounds,  Esq.
                                       Fax:  303-377-0231


     If  to  the  Holder:              Holder
     -------------------



     Such notice shall be deemed to be given when received if delivered personally or two (2) business days after the date sent by FedEx or other delivery service, with delivery specified to be not later than 'second business day.' Any notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

     8.     Counterparts.  This  Agreement  may  be  executed through the use of
            ------------
separate signature pages, which taken together shall constitute one binding agreement.

     9.     Section  and  Other  Headings.  The  section  and  other  headings
            -----------------------------
contained herein are for reference purposes only and shall not affect the meaning or interpretation of the Agreement.

     10.     Survival.  All  representations, warranties and covenants contained
             --------
in the Agreement shall survive all changes in the transactions, documents and instruments described herein that are not material or which are to the benefit of Holder.

     11.     Notification  of  Changes.  Holder hereby  covenants  and agrees to
             -------------------------
notify the Company upon the occurrence of any event prior to the Company's execution and acceptance of this Agreement that would cause any representation, warranty, or covenant of Holder contained in the Agreement to be false or incorrect.

     12.     Binding  Effect.  This Agreement shall be binding upon and inure to
             ---------------
the benefit of and be enforceable by each of the parties and their respective successors and assigns.

     13.     Entire Agreement.  This instrument contains the entire agreement of
             ----------------
the  parties  with  respect  to  the  subject  matter  of  this  Agreement.

     14.     Assignability.  This  Agreement  may  not  be  assigned  by  either
             -------------
party without  the  prior  written  consent  of  the  other  party.

     15.     Applicable  Law.  This Agreement shall be governed by and construed
             ---------------
in accordance with the laws of the State of Wyoming as applied to residents of that state entering into contracts wholly to be performed in that state, notwithstanding the jurisdiction wherein it is signed by Holder.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this date above first written.


                                        U.S.  ENERGY  CORP.


                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------



                                       -----------------------------------------
                                       Holder